                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Mark the appropriate item:

[_] Preliminary proxy statement

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONIC AUTOMOTIVE, INC.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Payment of filing fee (Mark the appropriate item):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5) Total fee paid:

-------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

  (1) Amount previously paid:

   --------------------------------------------------------------------------

  (2) Form, schedule or registration statement no.:

   --------------------------------------------------------------------------

  (3) Filing party:

   --------------------------------------------------------------------------

  (4) Date filed:

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


                        [SONIC AUTOMOTIVE INC(TM) LOGO]

                        5401 East Independence Boulevard
                        Charlotte, North Carolina 28212


                                                         May 1, 2000

           Dear Stockholder:

              You are cordially invited to attend the Annual Meet-ing of Stockholders to be held at 10:00 a.m. on June 5, 2000, at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tower, Fifth Floor, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

              The accompanying formal Notice of Meeting and Proxy
           Statement describe the matters on which action will be taken at the meeting.

              Whether or not you plan to attend the meeting on June 5th, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

                                        On behalf of the Board of Directors

                                        Sincerely,

                                        /s/ O. Bruton Smith
                                        O. Bruton Smith
                                        Chairman and Chief Executive Officer

                        VOTING YOUR PROXY IS IMPORTANT

                      PLEASE SIGN AND DATE YOUR PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

                            SONIC AUTOMOTIVE, INC.

                             --------------------
                               NOTICE OF MEETING

                             --------------------
                                                                  Charlotte, NC
                                                                    May 1, 2000

   The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tow-er, Fifth Floor, U.S. Highway 29 North, Concord, North Carolina on June 5, 2000, at 10:00 a.m. (the "Annual Meeting"), for the following purposes as de-scribed in the accompanying Proxy Statement.

  1. To elect three (3) directors.

  2. To consider and vote upon an amendment and restatement of the Sonic Au-tomotive, Inc. 1997 Stock Option Plan.

  3. To consider and vote upon an amendment to the Sonic Automotive, Inc. Em-ployee Stock Purchase Plan (the "Employee Plan") to increase the number of options to purchase shares of Class A Common Stock that may be granted pursuant to the Employee Plan from 1,200,000 to 1,800,000.

  4. To ratify the appointment of Deloitte & Touche LLP as Sonic's indepen-dent public auditors for the fiscal year ending December 31, 2000.

  5. To transact such other business as may properly come before the meeting.

   Only holders of record of Sonic's Class A Common Stock, Class B Common Stock and Class A Convertible Preferred Stock (collectively, the "Voting Stock") at the close of business on April 19, 2000 will be entitled to notice of, and to vote at, such meeting.

   Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                       /s/ Stephen K. Coss
                                       Stephen K. Coss
                                       Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                             SONIC AUTOMOTIVE, INC.

                              ------------------
                                PROXY STATEMENT
                              ------------------

                                                                     May 1, 2000

                                    GENERAL
Introduction

   The Annual Meeting of Stockholders of Sonic Automotive, Inc. ("Sonic") will be held on June 5, 2000 at 10:00 a.m., at the Speedway Club, located at the Lowe's Motor Speedway, Smith Tower, Fifth Floor, U.S. Highway 29 North, Con-cord, North Carolina (the "Annual Meeting"), for the purposes set forth in the accompanying notice. Only holders of record of Sonic's Class A Common Stock, par value $.0l per share (the "Class A Common Stock"), Class B Common Stock, par value $.0l per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and Class A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock", and together with the Common Stock, the "Voting Stock") at the close of business on April 19, 2000 (the "Record Date") will be entitled to notice of, and to vote at, such meet-ing. This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about the date hereof.

   Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in ac-cordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic's three (3) nominees to the Board of Di-rectors; (ii) in favor of the amendment and restatement (the "Stock Option Plan Amendment") of the Sonic Automotive, Inc. 1997 Stock Option Plan (the "Stock Option Plan"); (iii) in favor of the amendment (the "Employee Plan Amendment") to the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Employee Plan"); (iv) in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the principal independent auditors of Sonic and its subsidiaries (collectively, the "Company") for the fiscal year ending December 31, 2000, and
(v) in the discretion of the proxy holders on such other business as may prop-erly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

   The Company's principal executive offices are located at 5401 East Indepen-dence Boulevard, Charlotte, North Carolina 28212. However, proxies should not be sent to that address, but to First Union National Bank of North Carolina, 1525 West W.T. Harris Boulevard, Mail Code 3C3, Charlotte, North Carolina 28288.

Ownership of Capital Securities

   The following table sets forth certain information regarding the beneficial ownership of Sonic's Voting Stock as of April 19, 2000, by (i) each stockholder known by Sonic to own beneficially five percent or more of a class of the out-standing Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each executive officer of Sonic (including the Chief Executive Officer), and (iv) all directors and executive officers of Sonic as a group. Holders of Class A Common Stock are entitled to one vote per share on all mat-ters submitted to a vote of the stockholders of Sonic. Holders of Class B Com-mon Stock are entitled to ten votes per share on all matters submitted to a vote of the stockholders, except that the Class B Common Stock is entitled to only one vote per share with respect to any transaction proposed or approved by the Board of Directors of Sonic or proposed by all the holders of the Class B Common Stock or as to which any holder of Class B Common Stock (the "Smith Group") or any affiliate thereof has a material financial interest other than as a then existing stockholder of Sonic constituting a (a) "going private" transaction (as defined), (b) disposition of substantially all of Sonic's as-sets, (c) transfer resulting in a change in the nature of Sonic's business, or
(d) merger or consolidation in which current holders of Common Stock would own less than 50% of the Common Stock following such transaction. In the event of any transfer outside of the Smith Group or if the Smith Group holds less than 15% of the total number of shares of Common Stock outstanding, such transferred shares or all shares, respectively, of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Holders of Pre-ferred Stock are entitled to one vote per each share of Class A Common Stock into which such Preferred Stock is convertible as of the Record Date on all matters submitted to a vote of the stockholders of Sonic at the Annual Meeting. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

                        Number of       Percentage of Number of
                        Shares of        Outstanding  Shares of     Percentage of Number of Percentage of  Percentage of
                         Class A           Class A     Class B       Outstanding  Shares of  Outstanding        All
                         Common            Common       Common         Class B    Preferred   Preferred     Outstanding
Beneficial Owner        Stock(1)            Stock       Stock       Common Stock    Stock       Stock     Voting Stock(2)
----------------        ---------       ------------- ----------    ------------- --------- ------------- ---------------
O. Bruton Smith(3).....   545,400            1.7%     10,952,500(4)     89.4%          --         --           26.4%
Sonic Financial
 Corporation(3)........        --             --       8,881,250(4)     72.5%          --         --           20.6%
B. Scott Smith(3)......   313,167(5)         1.0%        956,250         7.8%          --         --            2.9%
Thomas A. Price(6)..... 1,794,393(7)(8)      5.8%             --          --           --         --            4.2%
Theodore M. Wright.....   204,392(9)           *              --          --           --         --              *
Jeffrey C. Rachor......    64,717(10)          *              --          --           --         --              *
William R. Brooks......    30,000(11)          *              --          --           --         --              *
William P. Benton......    32,500(12)          *              --          --           --         --              *
William I. Belk........    26,000(13)          *              --          --           --         --              *
Mark J. Iuppenlatz.....     8,000(14)          *              --          --           --         --              *
H. Robert Heller.......     7,289(15)          *              --          --           --         --              *
All directors and
 executive officers as
 a group (10 persons).. 3,030,858            9.5%     11,908,750        97.2%          --         --           34.7%
Bud C. Hatfield(16)....        --             --              --          --        2,428       20.1%             *
Dan E. Hatfield(16)....        --             --              --          --        1,014        8.4%             *
John H. Newsome,
 Jr.(17)...............   176,030              *              --          --        3,150       26.0%             *
Winton M. Blount
 III(18)...............        --             --              --          --        2,457       20.3%             *
Todd R. Strange(18)....        --             --              --          --        1,443       11.9%             *
Fidelity International
 Limited (and related
 persons)(19).......... 2,889,800            9.4%             --          --           --         --            6.7%
Neuberger Berman, Inc.
 and Neuberger Berman,
 LLC(20)............... 1,632,600            5.3%             --          --           --         --            3.8%

-------
  * Less than one percent.

(1) Includes those shares shown below as to which the following persons cur-rently have a right, or will have the right within 60 days after April 19, 2000, to acquire beneficial ownership through the exercise of stock options: (i) Messrs. Bruton Smith, 450,000 shares; Scott Smith, 283,167 shares; Wright, 200,917 shares; Rachor, 54,083 shares; Brooks, 30,000 shares; Benton, 30,000 shares; Belk, 10,000 shares; and Heller, 1,289 shares; and (ii) all directors and executive officers as a group, 1,059,456 shares.

(2) The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 71.0%; Sonic Financial Corporation, 57.4%; B. Scott Smith, 6.6%; Fidelity International Limited (and related persons), 1.9%; Thomas A. Price, 1.2%; Neuberger Berman, Inc. and Neuberger Berman, LLC, 1.1%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 79.0%.

(3) The address of such person or entity is 5401 East Independence Boulevard, Charlotte, NC, 28212.

(4) The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,071,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by Sonic Financial Corporation ("SFC"). Mr. Smith owns the sub-stantial majority of SFC's outstanding capital stock.

(5) The amount of Class A Common Stock shown for B. Scott Smith does not in-clude options to purchase an aggregate of 196,583 shares of Class A Common Stock, which options are currently unvested. These options will vest as follows: (i) options to purchase 66,583 shares will vest in October 2000,
    (ii) options to purchase 80,000 shares will vest in four equal annual in-stallments beginning in May 2001, and (iii) subject to stockholder ap-proval of the Stock Option Plan Amendment, options to purchase 50,000 shares will vest in three equal annual installments beginning in April 2001.

(6) The address of such person is 601 Brannan Street, San Francisco, Califor-nia 94107.

(7) The amount of Class A Common Stock shown for Thomas A. Price does not in-clude options to purchase an aggregate of 300,000 shares of Class A Common Stock, which options are currently unvested. These options will vest in three equal annual installments beginning in December 2000.

(8) The Schedule 13D filed by the beneficial owner indicates that such shares are held by Thomas A. Price as trustee for the Price Trust utd October 5, 1984.

(9) The amount of Class A Common Stock shown for Theodore M. Wright does not include options to purchase an aggregate of 205,459 shares of Class A Com-mon Stock, which options are currently unvested. These options will vest as follows: (i) options to purchase 25,459 shares will vest in October 2000, (ii) options to purchase an additional 100,000 shares will vest in October 2000 and (iii) options to purchase 80,000 shares will vest in four equal annual installments beginning in May 2001.

(10) The amount of Class A Common Stock shown for Jeffrey C. Rachor does not include options to purchase an aggregate of 170,750 shares of Class A Common Stock, which options are currently unvested. These options will vest as follows: (i) options to purchase 27,417 shares will vest in Octo-ber 2000, (ii) options to purchase 13,333 shares will vest in two equal annual installments beginning in December 2000, (iii) options to purchase 80,000 shares will vest in four equal annual installments beginning in May 2001, and (iv) subject to stockholder approval of the Stock Option Plan Amendment, options to purchase 50,000 shares will vest in three equal annual installments beginning in April 2001.

(11) The amount of Class A Common Stock shown for William R. Brooks does not include options to purchase an aggregate of 35,000 shares of Class A Com-mon Stock, which options are currently unvested. These options will vest as follows: (i) options to purchase 10,000 shares will vest in September 2000, and (ii) subject to stockholder approval of the Stock Option Plan Amendment, options to purchase 25,000 shares will vest in three equal an-nual installments beginning in April 2001.

(12) The amount of Class A Common Stock shown for William P. Benton does not include options to purchase an aggregate of 10,000 shares of Class A Com-mon Stock, which options are currently unvested. These options will vest in September 2000.

(13) The amount of Class A Common Stock shown for William I. Belk does not in-clude options to purchase an aggregate of 10,000 shares of Class A Common Stock, which options are currently unvested. These options will vest in September 2000.

(14) The amount of Class A Common Stock shown for Mark J. Iuppenlatz does not include options to purchase an aggregate of 30,000 shares of Class A Com-mon Stock, which options are currently unvested. These options will vest in three equal annual installments beginning in November 2000.

(15) The amount of Class A Common Stock shown for H. Robert Heller does not include options to purchase an aggregate of 15,158 shares of Class A Com-mon Stock, which options are currently unvested. These options will vest as follows: (i) options to purchase 10,000 shares will vest in September 2000 and (ii) options to purchase 5,158 shares will vest in six equal an-nual installments beginning in January 2001.

(16) The address of such person is 1500 Automall Drive, Columbus, Ohio 43228.

(17) The address of such person is 54 Cheraw Way, Georgetown, South Carolina 29440.

(18) The address of such person is 4000 Eastern Bypass, Montgomery, Alabama
     36116.

(19) The address of such entity is Pembroke Hall, 42 Crowlane, Hamilton, Ber-muda. The information provided is based on a Schedule 13G filed by Fidel-ity International Limited (and related persons) on or about February 10, 2000. That filing indicates that Fidelity International Limited has sole voting and dispositive power as to 444,000 of the shares shown, that Fi-delity Management & Research Company and its control persons, Edward C. Johnson, 3d and FMR Corp., have sole voting and dispositive power as to 1,648,900 of such shares, and that Fidelity Management Trust Company and its control persons, Edward C. Johnson, 3d and FMR Corp., have sole vot-ing and investment power as to the remaining 796,900 shares. FMR Corp. and Mr. Johnson, on February 14, 2000, filed an additional Schedule 13G indicating that they, along with Fidelity Management & Research Company and Fidelity Management Trust Company, have ceased to be the beneficial owners of 5% of the Class A Common Stock. Fidelity International Limited was not a party to such subsequent Schedule 13G filing.

(20) The address of such entities is 605 Third Avenue, New York, New York 10158-3698. The Schedule 13G filed by Neuberger Berman, Inc. and Neu-berger Berman, LLC on or about February 10, 2000 indicates that these en-tities have sole voting power as to 1,365,400 of the 1,632,600 shares shown with no voting power as to the remainder, and shared dispositive power over all of the 1,632,600 shares shown. Neuberger Berman, Inc. owns 100% of Neuberger Berman, LLC.

Number of Shares Outstanding and Voting

   Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the "Charter") 100,000,000 shares of Class A Common Stock, of which 30,851,187 shares were issued and outstanding as of April 19, 2000 and entitled to be voted at the Annual Meeting, 30,000,000 shares of Class B Common Stock, of which 12,250,000 shares were issued and outstanding as of April 19, 2000 and entitled to be voted at the Annual Meeting, and 3,000,000 shares of Preferred Stock, of which 12,102 shares were issued and outstanding as of April 19, 2000 and entitled to be voted at the Annual Meeting. At the meeting, holders of Class A Common Stock will have one vote per share, holders of Class B Common Stock will have ten votes per share, and holders of Pre-ferred Stock will have one vote per each share of Class A Common Stock into which such Preferred Stock is convertible as of the Record Date, or an aggre-gate total of 1,257,628 votes attributable to such outstanding Preferred Stock. All outstanding shares of Voting Stock are entitled to vote on all pro-posals submitted to a vote at the Annual Meeting. A quorum being present, di-rectors will be elected by a plurality of the votes cast and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the subject matter is cast in favor thereof. Broker non-votes will not be counted in determining the number of shares voted for or against any director-nominee or for or against any propos-al.

   A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.

Revocation of Proxy

   Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic's offices at 5401 East Independence Boulevard, Charlotte, North Carolina 28212, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Expenses of Solicitation

   Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the materials enclosed here-with. In addition to the use of the mails, proxies may be solicited personal-ly, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

2001 Stockholder Proposals

   In order for stockholder proposals intended to be presented at the 2001 An-nual Meeting of Stockholders to be eligible for inclusion in Sonic's proxy statement and the form of proxy for such meeting, they must be received by Sonic at its principal offices in Charlotte, North Carolina no later than Jan-uary 2, 2001.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

   Directors of Sonic are elected at the annual meetings of stockholders of Sonic to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of Sonic currently consists of nine (9) directors, three of whom must be elected at the Annual Meeting.

   The proxies in the accompanying form are intended by Sonic to be voted at the meeting for the election to the Board of Directors of the following nomi-nees, each of whom has consented to serve if elected: O. Bruton Smith, Jeffrey
C. Rachor and William R. Brooks, each to serve a three year term until the 2003 annual meeting of stockholders and until his successor shall be elected and shall qualify, except as otherwise provided in Sonic's Charter and Bylaws. All of the nominees are presently directors of Sonic. If for any reason any nominee named above is not a candidate when the election occurs, proxies in the accompanying form are intended by Sonic to be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Sonic's Charter and Bylaws.

Directors and Executive Officers

   The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each director, director-nominee and executive officer of Sonic are set forth below.

   O. Bruton Smith, 73, has been the Chairman, Chief Executive Officer and a director of Sonic since its organization in 1997, and he currently is a direc-tor and executive officer of each of Sonic's dealerships. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speed-way Motorsports, Inc. ("SMI"). SMI is a public company traded on the New York Stock Exchange (the "NYSE"). Among other things, it owns and operates the fol-lowing NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe's Motor Speedway, Las Vegas Motor Speedway, Sears Point Raceway and Texas Motor Speedway. He is also an executive officer and a director of each of SMI's operating subsidiaries. Under his employment agreement with Sonic, Mr. Smith is required to devote approximately 50% of his business time to Sonic's business. Mr. Smith is standing for election as a director of Sonic at the An-nual Meeting.

   Thomas A. Price, 56, was appointed Vice Chairman and a director of Sonic effective January 1, 2000. Before joining Sonic, Mr. Price had been Chairman of the board of directors of FirstAmerica Automotive, Inc. ("FirstAmerica") since August 1999 and FirstAmerica's Chief Executive Officer, President and a director since September 1996. From March 1976 to June 1997, Mr. Price owned and operated nine vehicle dealerships. Mr. Price has worked in the automotive industry since 1963 in various capacities, including marketing and field as-signments at Ford Motor Company. Mr. Price is currently a member of the Lexus National Dealer Advisory Board and he is a charter member of the J.D. Power Superdealer Roundtable. Mr. Price's term as a director of Sonic will expire at the 2002 annual stockholders meeting.

   B. Scott Smith, 32, has been the President and Chief Operating Officer of Sonic since April 1997 and a Sonic director since its organization in 1997. Mr. Smith also serves as a director and executive officer of many of Sonic's subsidiaries. Mr. Smith, who is the son of Bruton Smith, has been an executive officer of Town and Country Ford since 1993, and was a minority owner of both Town and Country Ford and Fort Mill Ford before Sonic's acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith's term as a director of Sonic will expire at the 2001 annual stockholders meeting.

   Theodore M. Wright, 37, has been the Chief Financial Officer, Vice Presi-dent-Finance and Treasurer of Sonic since April 1997 and a Sonic director since June 1997. He served as Sonic's Secretary until February 9, 2000. Mr. Wright also serves as a director and executive officer of many of Sonic's sub-sidiaries. Before joining Sonic, Mr. Wright was a Senior Manager and in charge of the Columbia, South Carolina office of Deloitte & Touche LLP. Before join-ing the Columbia office, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's National Office Accounting Research and SEC Services Departments from 1994 to 1995. From 1992 to 1994, Mr. Wright was an audit manager with Deloitte & Touche LLP. Mr. Wright's term as a director of Sonic will expire at the 2002 annual stockholders meeting.

   Jeffrey C. Rachor, 38, is Sonic's Executive Vice President of Retail Opera-tions. In May 1999, Mr. Rachor was appointed a director of Sonic and promoted to executive officer status. He originally joined Sonic as its Regional Vice President - Mid-South Region upon Sonic's 1997 acquisition of dealerships in Chattanooga, Tennessee and was subsequently promoted to Vice President of Re-tail Operations in September 1998. Mr. Rachor has over 14 years of experience in automobile retailing and was the Chief Operating Officer of the Chattanooga dealerships from 1989 until their acquisition by Sonic in 1997. During this period, Mr. Rachor also served at various times as the general manager of Toyota, Saturn and Chrysler-Plymouth-Jeep-Eagle dealerships. Before then, Mr. Rachor was an assistant regional manager with America Suzuki Motor Corporation from 1987 to 1989 and a metro sales manager and district sales manager with GM's Buick Motor Division from 1983 to 1987. Mr. Rachor is standing for elec-tion as a director of Sonic at the Annual Meeting.

   Mark J. Iuppenlatz, 40, has been Sonic's Vice President of Corporate Devel-opment since August 1999. Before joining Sonic, Mr. Iuppenlatz served as the Executive Vice President-Acquisitions and Chief Operating Officer of Mar Mar Realty Trust ("MMRT"), a real estate investment trust specializing in sale/leaseback financing of automotive-related real estate, from September 1998 to August 1999. From 1996 to September 1998, Mr. Iuppenlatz was employed by Brookdale Living Communities, Inc., a publicly-traded company, where he was responsible for that company's development operations. From 1994 to 1996, he served as Vice President of Schlotzky's, Inc., a publicly-traded company, where his responsibilities included the development of over 30 new restaurant locations in more than 10 states. From 1991 to 1994, Mr. Iuppenlatz served in Spain as the director of marketing and the assistant director of development for Kepro S.A., an affiliate of The Prime Group. During his service with Kepro S.A., Mr. Iuppenlatz was responsible for the marketing and development of a mixed use planned development comprised of 22 office buildings, a two million square foot shopping mall, apartments, cultural facilities and a major urban park. From 1989 to 1991, Mr. Iuppenlatz served as the director of leasing for The Prime Group in Chicago, where his responsibilities included the marketing, negotiating and closing of lease agreements for commercial space in a one mil-lion square foot office tower.

   William R. Brooks, 50, has been a director of Sonic since its formation. Mr. Brooks also served as Sonic's initial Treasurer, Vice President and Secre-tary from its organization in February 1997 to April 1997 when Mr. Wright was appointed to those positions. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI. Mr. Brooks also serves as an executive officer and a director for various operat-ing subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Lowe's Motor Speedway (formerly the Charlotte Motor Speedway) and a Vice President and director of Atlanta Motor Speedway. Mr. Brooks joined SFC, an entity controlled by Bruton Smith, from Price Waterhouse in 1983. At SFC, he was promoted from manager to controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks is standing for elec-tion as a director of Sonic at the Annual Meeting.

   William P. Benton, 76, became a director of Sonic in December 1997. Since January 1997, Mr. Benton has been the executive director of Ogilvy & Mather, a world-wide advertising agency. Mr. Benton has been a director of SMI since February 1995 and a director of Allied Holdings, Inc. since February 1998. He is also a consultant to the chairman and chief executive officer of TI Group. Before his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP, Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice Pres-ident of marketing worldwide in 1984 after a 37-year career with that company. Mr. Benton's term as a Sonic director will expire at the 2001 annual stock-holders meeting.

   William I. Belk, 50, became a director of Sonic in March 1998. Mr. Belk is currently the Vice President and a director for Monroe Hardware Company, a di-rector for Piedmont Ventures, Inc., and Treasurer and a director for Old Well Water, Inc. Mr. Belk previously held the position of Chairman and director for certain Belk stores, a privately held retail department store chain. Mr. Belk's term as a Sonic director will expire at the 2001 annual stockholders meeting.

   H. Robert Heller, 60, was appointed a director of Sonic on January 1, 2000. Mr. Heller served as a director of FirstAmerica from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller has been a director and Ex-ecutive Vice President of Fair, Issac and Company since 1994. At Fair, Isaac and Company, he is responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller's term as a Sonic director will expire at the 2002 annual stockholders meeting.

   Sonic's Board of Directors is divided into three classes, each of which serves for a three year term, with one class being elected at Sonic's annual stockholders meeting each year. As indicated above, Messrs. Bruton Smith, Rachor and Brooks belong to the class of directors whose term expires at the Annual Meeting, Messrs. Scott Smith, Benton and Belk belong to the class whose term expires in 2001 and Messrs. Wright, Price and Heller belong to the class whose term expires in 2002. The executive officers are elected annually by, and serve at the discretion of, Sonic's Board of Directors.

Committees of the Board

   There are two standing committees of Sonic's Board of Directors, the Audit Committee and the Compensation Committee. The Audit Committee currently con-sists of Messrs. Benton, Belk and Heller. The Compensation Committee currently consists of Messrs. Bruton Smith, Benton and Belk. Set forth below is a sum-mary of the principal functions of each committee.

   Audit Committee. The Audit Committee, which held 2 meetings in 1999, recom-mends the appointment of Sonic's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and re-ports the findings and recommendations thereof to the Board, reviews with Son-ic's auditors the adequacy of Sonic's system of internal control and proce-dures and the role of management in connection therewith, reviews transactions between Sonic and its officers, directors and principal stockholders, and per-forms such other functions and exercises such other powers as the Board from time to time may determine.

   Compensation Committee. The Compensation Committee, which held 3 meetings in 1999, administers certain compensation and employee benefit plans of Sonic, annually reviews and determines compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other bene-fits, direct and indirect, of all executive officers and other senior officers of Sonic. The Compensation Committee administers the Stock Option Plan and the Employee Plan, and certain other employee stock plans, approves individual stock option grants under the plans it administers and periodically reviews Sonic's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic's or its execu-tives' performance. The policy of the Compensation Committee is to link execu-tive officer pay to business strategy and performance in order to attract, re-tain and reward key executives while also providing performance incentives and equity-based compensation to align the long-term interests of executive offi-cers with those of Sonic's stockholders. The Compensation Committee's objec-tive is to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

   Sonic currently has no standing nominating committee.

   During 1999, there were 5 meetings of the Board of Directors of Sonic. Ex-cept for Mr. Benton, each director attended all of the meetings of the Board of Directors and committees on which they served during 1999. Mr. Benton at-tended all but one of the Board meetings (and the related Audit Committee and Compensation Committee meetings held on the same day).

            PROPOSED AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN

   The Board of Directors of Sonic has approved an amendment and restatement of the Stock Option Plan, subject to stockholder approval. The Board of Direc-tors has determined that the interests of Sonic and its stockholders can be better served by amending and restating the Stock Option Plan to enhance Son-ic's efforts to continue providing competitive stock incentives that attract and retain key personnel.

   The amendment and restatement of the Stock Option Plan also is intended to preserve Sonic's ability to claim tax deductions related to options granted under the Stock Option Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related regulations. Under
Section 162(m) of the Code, the Company is not entitled to a federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated offi-
cers) in excess of $1 million unless the compensation satisfies certain excep-tions. Compensation that is "performance-based" is an exception to this limit. Certain of the amendments to the Stock Option Plan are intended to allow op-tions granted under the Stock Option Plan to continue to qualify as "perfor-mance-based" compensation. One of the conditions of this exception is that the stockholders approve the material terms of the Stock Option Plan, as amended.

   The Stock Option Plan was originally adopted by the Board of Directors of Sonic and approved by the stockholders of Sonic on October 9, 1997 and has been subsequently amended several times. The original and continuing purpose of the Stock Option Plan is to attract, retain and provide incentives to key personnel upon whose efforts the Company's success and future growth depends.

   Summary of Amendments to the Stock Option Plan. The Stock Option Plan Amendment changes the Stock Option Plan in the following principal respects:

 . As amended, the number of shares of Class A Common Stock that may be issued under the Stock Option Plan will increase from 4,500,000 to 6,000,000 to allow additional option grants to key personnel.

 . A new annual limitation on individual grants has been added to the Stock
   Option Plan so that no person can be granted options in any calendar year to purchase more than 500,000 shares of Class A Common Stock thereunder.

 . As amended, the Stock Option Plan will require that all options have an ex-ercise price per share of Class A Common Stock that is no less than the fair market value per share on the date of grant. Fair market value is gen-erally determined based on the closing price of the Class A Common Stock on the NYSE for the last trading date preceding the date of grant.

Certain other minor amendments also are made in order to, among other things, facilitate plan administration.

   Summary Description of the Stock Option Plan. The following is a summary of the Stock Option Plan, as amended, and is qualified in its entirety by refer-ence to the Stock Option Plan, a copy of which has been submitted to the Secu-rities and Exchange Commission (the "SEC") with this Proxy Statement. As amended, the Stock Option Plan is administered by the Compensation Committee (or a subcommittee thereof) which determines, among other things, the persons who are to receive options, the number of shares of Class A Common Stock to be subject to each option, the option period, the option exercise price and the vesting schedule applicable to options. Subject to the terms of the Stock Op-tion Plan, the Compensation Committee has plenary authority in its discretion to establish rules and regulations, make determinations and interpretations, and take such other administrative actions as it deems necessary or advisable for the administration of the Stock Option Plan.

   As indicated, if the Stock Option Plan Amendment is approved by the stock-holders, the number of shares of Class A Common Stock reserved for purchase under the Stock Option Plan will be increased from 4,500,000 to 6,000,000. The number of shares of Class A Common Stock reserved for issuance under the Stock Option Plan is subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event.

   Options may be granted under the Stock Option Plan to key employees of the Company and to officers, directors, consultants and other individuals provid-ing services to the Company. In selecting individuals for options and deter-mining the terms thereof, the Compensation Committee may consider any factors it deems relevant, including present and potential contributions to the suc-cess of the Company. No person can be granted options in any calendar year un-der the Stock Option Plan, as amended, to purchase more than 500,000 shares of Class A Common Stock (subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock divi-dend, merger, or other similar event). The Compensation Committee can grant "incentive stock options" ("ISOs") intended to qualify under Section 422 of the Code, and "nonstatutory stock options" ("NSOs") under the Stock Option Plan; however, ISOs can be granted only to employees.

   Options to purchase a total of approximately 1,535,624 shares of Class A Common Stock were granted to approximately 171 plan participants in 1999 under the Stock Option Plan. At present, after taking into account the cancellation of certain options, including the cancellation of options after December 31, 1999 (and without giving effect to the Stock Option Plan Amendment), options to purchase a total of approximately 4,393,099 shares are currently outstand-ing or have been exercised. Options to purchase an additional 656,500 shares have been granted, subject to stockholder approval of the Stock Option Plan Amendment, leaving 950,401 additional shares available for future grant if the Stock Option Plan Amendment is approved. There has been no decision with re-spect to the number or terms of options that may be granted hereafter or the number or identity of future optionees under the Stock Option Plan.

   The exercise price of options granted under the Stock Option Plan is deter-mined at the discretion of the Compensation Committee. However, pursuant to the Stock Option Plan Amendment, the exercise price per share may not be less than the fair market value per share of Class A Common Stock on the date of grant of the option. In the case of ISOs granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the Company (directly or by attribution through relatives or entities in which there is an ownership interest), the exercise price may not be less than 110% of the fair market value per share of the Class A Common Stock on the date of grant. Under the Stock Option Plan, as amended, fair market value generally is the closing price per share of the Class A Common Stock on the NYSE on the last trading date prior to the date of grant. If permitted by the Compensation Committee, the exercise price may be paid in cash, in shares of Class A Common Stock owned by the optionee, in NSOs granted under the Stock Option Plan (except that the exercise price of an ISO may not be paid in NSOs) or in any combination of cash, shares of Class A Common Stock and NSOs. Cashless exercises also may be permitted. The Board of Directors of Sonic de-termines the terms and conditions upon which Sonic may make loans to enable an optionee to pay the exercise price of an option.

   Options granted under the Stock Option Plan must be exercised within a pe-riod fixed by the Compensation Committee, which period may not exceed ten years from the date of the grant of the option or, in the case of ISOs granted to any holder on the date of grant of more than 10% of the total combined vot-ing power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or may vest in installments, as determined by the Compensation Committee. Options may expire before the end of the option period due to termination of employment or sever-ance of the relationship with the Company.

   If an optionee's service with the Company terminates for any reason other than disability, involuntary termination without cause (as defined in the Stock Option Plan) or death, options will expire and no longer can be exer-cised. If an optionee is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the three months follow-ing termination. If an optionee's service ceases due to his or her disability, options (to the extent vested) generally may be exercised during the twelve months following termination. If the optionee dies while employed or during the three month or twelve month periods previously described, then options (to the extent vested) generally may be exercised during the twelve month period following the optionee's death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

   Options generally may not be transferred other than by will or the laws of descent and distribution and during the lifetime of an optionee may be exer-cised only by the optionee. However, the Compensation Committee, in its abso-lute discretion, may allow NSOs to be transferred without consideration to certain family members or family-related trusts, foundations or other enti-ties, subject to limitations determined by the Compensation Committee.

   Options granted under the Stock Option Plan may include the right to ac-quire a "reload" option. In such a case, if an optionee pays all or part of the exercise price of an option with shares of Class A Common Stock held by the optionee for at least six months, then, upon exercise of the option, the optionee is granted a second option to purchase, at the fair market value as of the date of exercise of the first option, the number of whole shares used by the optionee in payment of the exercise price of the first option. A reload option is not exercisable until one year after the grant date of such option or the expiration date of the first option.

   In the event of certain changes in the capital stock of Sonic due to a re-organization, stock split, stock dividend, merger, or other similar event, corresponding adjustments in the number and kind of shares covered by out-standing options and the exercise price per share automatically will be made. In connection with any merger or consolidation in which Sonic is not the sur-viving corporation and which results in the holders of the outstanding voting securities of Sonic owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by Sonic of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of Sonic, all outstanding options under the Stock Option Plan will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   The Board of Directors of Sonic may at any time amend or terminate the Stock Option Plan, subject to the following: (i) no amendment or termination may, without the consent of an optionee, adversely affect the rights of the optionee under any option then outstanding, and (ii) approval by the stock-holders of Sonic is required for an amendment increasing the maximum number of shares of Class A Common Stock for which options may be granted under the Stock Option Plan or an amendment of the requirements as to the class of em-ployees eligible to receive options. Unless terminated earlier by the Board of Directors, the Stock Option Plan will terminate on October 9, 2007.

   For information regarding options granted to the Company's named executive officers in 1999, see the table entitled "Option Grants in Last Fiscal Year" under "Executive Compensation." To date in 2000, the Compensation Committee has granted under the Stock Option Plan NSOs to purchase (i) an aggregate of 867,500 shares of Class A Common Stock to 180 non-executive officers, (ii) an aggregate of 500,000 shares of Class A Common Stock to four executive officers and (iii) 25,000 shares of Class A Common Stock to a director-nominee. On April 27, 2000, the closing price for a share of Class A Common Stock as re-ported on the NYSE was $11.18. No decision has been made as to the number of additional stock options that may be awarded to Sonic's executive officers or other persons in 2000 under the Stock Option Plan, although, pursuant to the Stock Option Plan Amendment, no one will receive options under the Stock Op-tion Plan during the year for more than 500,000 shares of Class A Common Stock. Set forth below is further information with respect to options granted under the Stock Option Plan to date in 2000 (some of which have been granted subject to stockholder approval of the Stock Option Plan Amendment).


                               New Plan Benefits
                               Stock Option Plan


Name and Position                                  Dollar Value Number of Units
-----------------                                  ------------ ---------------
O. Bruton Smith
 Chairman, Chief Executive Officer and Director...      --               --
B. Scott Smith
 President, Chief Operating Officer and Director..      (1)          50,000(2)
Theodore M. Wright
 Chief Financial Officer, Vice President -
  Finance, Treasurer and Director.................      (1)         100,000(2)
Jeffrey C. Rachor
 Executive Vice President of Retail Operations and
  Director........................................      (1)          50,000(2)
William R. Brooks
 Director.........................................      (1)          25,000(3)
Dennis D. Higginbotham
 Formerly President of Retail Operations and
  Director .......................................      (4)           (4)
All current executive officers as a group.........      (1)         500,000(2)
All current non-executive officer directors as a
 group............................................      (1)          25,000(3)
All current non-executive officer employees as a
 group............................................      (1)         867,500(5)

-------

(1) The dollar value of the options indicated is not determinable due to fluc-tuating market prices.

(2) On April 28, 2000, Messrs. Scott Smith and Rachor were each granted, sub-ject to stockholder approval of the Stock Option Plan Amendment, NSOs for 50,000 shares of Class A Common Stock at an exercise price of $11.19 per share. These options will vest in three equal annual installments beginning in April 2001 and have a ten year term. On April 24, 2000, Mr. Wright was granted NSOs for 100,000 shares of Class A Common Stock at an exercise price of $10.06 per share. These options will vest in October 2000 and have a ten year term. On February 9, 2000, another executive officer was granted NSOs for 300,000 shares of Class A Common Stock at an exercise price of $8.19 per share. These options will vest in three equal annual installments beginning in December 2000 and have a ten year term.

(3) On April 28, 2000, Mr. Brooks, a director and nominee for re-election as director at the Annual Meeting, was granted, subject to stockholder approval of the Stock Option Plan Amendment, NSOs for 25,000 shares of Class A Common Stock at an exercise price of $11.19 per share. These options will vest in three equal annual installments beginning in April 2001 and have a ten year term.

(4) Mr. Higginbotham resigned as President of Retail Operations and as a di-rector of Sonic in September 1999.

(5) On February 9, 2000, non-executive officer employees were granted NSOs for 336,000 shares of Class A Common Stock at an exercise price of $8.19 per share. On April 28, 2000, non-executive officer employees were granted, sub-ject to stockholder approval of the Stock Option Plan Amendment, NSOs for 531,500 shares of Class A Common Stock at an exercise price of $11.19 per share. Each of these options will vest in three equal annual installments beginning on their first anniversary dates, respectively, and have a ten year term.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to optionees and Sonic of options granted under the Stock Option Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular optionee or Sonic.

   The issuance and exercise of ISOs have no federal income tax consequences to Sonic. While the issuance and exercise of ISOs generally have no ordinary income tax consequences to the holder, upon the exercise of an ISO, the holder will treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes.

   If the holder of shares of Class A Common Stock acquired upon the exercise of an ISO under the Stock Option Plan holds such shares until a date which is more than two years following the grant date of the ISO and one year following the exercise date of the ISO, the disposition of such shares of Class A Common Stock will ordinarily result in capital gains or losses to the holder for fed-eral income tax purposes equal to the difference between the amount realized on disposition of the shares of Class A Common Stock and the ISO exercise price. Sonic will not be entitled to any deduction. If the holding period requirements described above are not met, the holder will recognize or-dinary income for federal tax purposes upon disposition of the Class A Common Stock in an amount equal to the excess of the Class A Common Stock's fair mar-ket value on the date of exercise (or, if less, the amount received on dispo-sition of the Class A Common Stock) over the ISO exercise price. Any addi-tional gain (or loss) realized on the disposition of the Class A Common Stock will be taxed as capital gain (or loss). Sonic will be entitled to a tax de-duction for the taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the holder.

   The issuance of NSOs has no federal income tax consequences to Sonic or the holder. Upon the exercise of an NSO, NSO holders will recognize income for federal income tax purposes at the time of option exercise equal to the amount by which the fair market value of the underlying shares on the date of exer-cise exceeds the NSO exercise price. Sonic generally will be allowed a federal income tax deduction equal to the same amount that the holder recognizes as ordinary income. In the event of the disposition of the shares of Class A Com-mon Stock acquired upon exercise of an NSO, any additional gain or loss gener-ally will be taxed to the holder as capital gain or loss and is not deductible by Sonic.

   If the option exercise price under any NSO is paid for by surrendering shares of Class A Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above with respect to any shares acquired under the option in excess of the number of shares surren-dered (such shares being treated as having been acquired without considera-tion), but will not recognize any taxable gain or loss on the difference be-tween the optionee's basis in the surrendered shares and their current fair market value. For federal income tax purposes, that number of newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any newly acquired shares in excess of the number of shares surrendered will have a basis equal to their fair mar-ket value at exercise and their holding period generally will begin at the date of exercise, as described above.

                      PROPOSED AMENDMENT TO EMPLOYEE PLAN

   The Board of Directors of Sonic has approved an amendment and restatement of the Employee Plan. One of the amendments increases the number of shares of Class A Common Stock that may be issued under the Employee Plan from 1,200,000 to 1,800,000 and is subject to stockholder approval. This Employee Plan Amend-ment is being proposed to allow future grants to employees. No other amend-ments to the Employee Plan are proposed for stockholder approval.

   The Employee Plan was originally adopted by the Board of Directors of Sonic and approved by Sonic's stockholders on October 9, 1997 and has been subse-quently amended several times. The Employee Plan is intended to promote the interests of the Company by providing its employees the opportunity to acquire an ownership interest in the Company through the purchase of Class A Common Stock at a discount from the market value at the time of purchase.

   Summary Description of the Employee Plan. The following is a summary of the Employee Plan, as amended, and is qualified in its entirety by reference to the Employee Plan, a copy of which has been submitted to the SEC with this Proxy Statement. The Employee Plan is administered by the Compensation Commit-tee which, subject to the terms of the Employee Plan, has plenary authority in its discretion to interpret and construe the Employee Plan, to decide all questions of employee eligibility, to determine the amount, manner and timing of options and option exercises, and to make all other determinations and take all other actions it deems necessary or desirable for the administration of the Employee Plan.

   If the Employee Plan Amendment is approved by the stockholders, the number of shares of Class A Common Stock reserved for issuance under the Employee Plan will be increased from 1,200,000 to 1,800,000. The number of shares of Class A Common Stock reserved for issuance under the Employee Plan is subject to adjustment in the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger, or other similar event.

   Options generally are granted under the Employee Plan as of each January 1. All eligible employees of Sonic and of each participating subsidiary under the Employee Plan will be given the opportunity to participate in the Employee Plan on each grant date. In order to be eligible, an employee must be employed by Sonic or one of its participating subsidiaries on a full-time or part-time basis, regularly scheduled to work more than twenty hours per week, and cus-tomarily employed more than five months in a calendar year. An employee also must have completed one year of continuous service with the Company as of the grant date. In determining whether an employee has met the twelve month serv-ice requirement, service with an entity prior to its acquisition, or the ac-quisition of substantially all of its assets, by Sonic will be recognized. Service with an affiliate of Sonic which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common con-trol with, Sonic also will be recognized for purposes of eligibility to par-ticipate in the Employee Plan. Employees who own or hold options to purchase stock (or who would upon participation in the Employee Plan own or hold op-tions to purchase stock) possessing 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary are not eli-gible to participate in the Employee Plan. For purposes of this 5% limitation, employees may be considered to own or hold options to purchase stock through attribution from relatives or from entities in which the employees have an ownership interest.

   As of each grant date during the term of the Employee Plan, all eligible employees electing to participate in the Employee Plan ("Participants") will be granted an option to purchase shares of Class A Common Stock at an exercise price per share equal to the lesser of 85% of the fair market value per share of the Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. The Board of Directors or the Compensation Com-mittee will approve the number of shares of the Class A Common Stock available for purchase under each option, with the same number of shares to be available under each option granted on the same grant date. Fair market value generally is the closing price per share of the Class A Common Stock on the NYSE on the last trading date prior to the date of reference. No Participant may be granted an option which would permit him or her to purchase stock under the Employee Plan and all other employee stock purchase plans of Sonic at a rate which exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   In January 2000, each of the 1,747 eligible employees who elected to par-ticipate in the Employee Plan were granted an option to purchase 300 shares of Class A Common Stock at an exercise price equal to the lesser of 85% of the fair market value per share of Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. At present, options to acquire 38,887 shares have been exercised to date in 2000, options to acquire 485,213 shares remain outstanding (subject to any cancellations during the year) and options with respect to 344,815 additional shares are authorized but unissued under the Employee Plan (without giving effect to the Employee Plan Amendment). On April 27, 2000, the closing price of a share of Class A Common Stock as reported on the NYSE was $11.19.

   A Participant may elect to designate a limited percentage of compensation (as defined in the Employee Plan) to be deferred by after-tax payroll deduc-tion as a contribution to the Employee Plan. A Participant also may elect to make contributions by direct payment to the Employee Plan. If a Participant has made contributions to the Employee Plan, his or her option will be exer-cised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates are the last business day of March, June, September and December on which the principal trading market for the Class A Common Stock is open for trading and any other interim dates during the year which the Compensation Committee des-ignates for such purpose. The Participant's accumulated and unused contri-butions as of each exercise date will be applied to purchase the maximum num-ber of whole shares of Class A Common Stock that such contributions will per-mit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of Class A Common Stock will be carried forward and applied on the next exercise date in that calendar year.

   Options granted to Participants will expire on the last exercise date of the calendar year in which granted. However, if a Participant withdraws from the Employee Plan or terminates employment prior to such exercise date, the option may expire earlier.

   Once a Participant's employment terminates, the Participant may not make any more contributions to the Employee Plan. If a Participant's employment terminates for any reason other than cause, the Participant (or the Partici-pant's estate if termination of employment is caused by death) can request the return of contributions not yet used to purchase Class A Common Stock. Alter-natively, the Participant (or the Participant's estate if termination of em-ployment is caused by death) can elect to continue participation in the Em-ployee Plan until the next exercise date in the calendar year of the termina-tion of employment, so that any unexpired option held by the Participant will be exercised automatically on that exercise date to the extent the Partici-pant's remaining contributions will allow.

   In the event of certain changes in the capital stock of Sonic due to a re-organization, stock split, stock dividend, merger, or other similar event, corresponding adjustments in the number and kind of shares covered by out-standing options and the exercise price per share automatically will be made. In connection with any merger or consolidation in which Sonic is not the sur-viving corporation, and which results in the holders of the outstanding voting securities of Sonic owning less than a majority of the outstanding voting se-curities of the surviving corporation, or any sale or transfer by Sonic of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-out-standing voting securities of Sonic, all outstanding options under the Em-ployee Plan will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   The Board of Directors of Sonic may at any time amend, suspend or terminate the Employee Plan, subject to the following: (i) no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any option then outstanding, and (ii) approval by the stockholders of Sonic is required for an amendment increasing the maxi-mum number of shares of Class A Common Stock for which options may be granted under the Employee Plan or, to the extent required by Code Section 423, an amendment changing the class of employees eligible to receive options under the Employee Plan.

   Set forth below is information with respect to Employee Plan options granted in 2000.

                               New Plan Benefits
                                 Employee Plan


Name and Position                                   Dollar Value Number of Units
-----------------                                   ------------ ---------------
O. Bruton Smith
 Chairman and Chief Executive Officer of Sonic....       (1)              (1)
B. Scott Smith
 President, Chief Operating Officer and Director..       (1)              (1)
Theodore M. Wright
 Vice President, Treasurer, Chief Financial Offi-
 cer and Director.................................       (2)             300
Jeffrey C. Rachor
 Executive Vice President of Retail Operations and
 Director.........................................       (3)              (3)
Dennis D. Higginbotham
 Formerly President of Retail Operations and Di-
 rector...........................................       (4)              (4)
All current executive officers as a group.........       (2)             900
All current non-executive officer directors as a
 group............................................       (5)              (5)
All current non-executive officer employees as a
 group............................................       (2)         523,200

-------

(1) As a holder of more than 5% of the total voting power of Sonic, Messrs. Bruton Smith and B. Scott Smith are not eligible to participate in the Em-ployee Plan.

(2) Dollar amounts of units received in 2000 by the persons or groups indi-cated in the above-referenced table are not readily determinable since the value of, and exercise prices for, options granted under the Employee Plan depend on fluctuating market prices.

(3) Mr. Rachor did not elect to participate in the Employee Plan.

(4) Mr. Higginbotham resigned as President of Retail Operations and as a di-rector of Sonic in September 1999.

(5) Non-executive officer directors of Sonic are ineligible to participate in the Employee Plan.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to Participants and Sonic of options granted under the Employee Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax conse-quences that could apply to a particular employee or Sonic.

   The Employee Plan is intended to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code. Accordingly, there are no federal income tax consequences to the Participant or Sonic upon the grant of an option to purchase Class A Common Stock under the Employee Plan. The Par-ticipant will not recognize federal taxable income on the exercise of an op-tion granted under the Employee Plan, but instead will take a tax basis in the Class A Common Stock received equal to the option exercise price. Sonic will not receive a tax deduction for federal income tax purposes when an option is exercised under the Employee Plan.

   If the Participant holds the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan until a date that is both more than two years from the grant date of the relevant option and more than one year from the option exercise date (or dies while holding such shares), the Participant will recognize ordinary income for federal income tax purposes at the time of disposition of the shares of Class A Common Stock (or at death) equal to the lesser of (i) the excess of the fair market value of the shares when the option was granted over the option exercise price and (ii) the excess of the fair market value of the shares at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 85% of the fair market value of the shares of Class A Common Stock on the date the relevant option was granted (assuming the shares are purchased at a 15% discount). The amount of ordinary income recognized will increase the Participant's basis in the shares for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the shares of Class A Common Stock will be taxed as capital gain (or loss). In the case where the holding requirements are met, Sonic will not be entitled to a deduction with respect to any income recognized by the Participant.

   If the Participant disposes of the shares of Class A Common Stock acquired upon the exercise of an option under the Employee Plan within two years after the grant date of the relevant option or within one year after the option ex-ercise date, the Participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the amount by which the fair market value of the shares of Class A Common Stock on the option exercise date exceeds the option exercise price, and an amount equal to such ordinary income generally is deductible by Sonic. The Participant's tax basis in such shares will be the option exercise price plus the amount of taxable ordinary income recognized (i.e., fair market value of the shares on the exercise date). Any gain in excess of the Participant's tax basis in the shares of Class A Common Stock will be taxed as capital gain and is not deductible by Sonic. Any loss recognized on the disposition of the shares of Class A Common Stock generally will be treated as a capital loss.

                       SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of Sonic for the fiscal year end-ing December 31, 2000. Deloitte & Touche LLP has acted in such capacity for Sonic since its organization in 1997.

   Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

                                  MANAGEMENT

Directors of Sonic

   For information with respect to the Board of Directors of Sonic, see "Elec-tion of Directors."

Executive Officers of Sonic

   Messrs. Bruton Smith, Price, B. Scott Smith, Wright, Rachor and Iuppenlatz are the executive officers of Sonic. Each executive officer serves as such un-til his successor is elected and qualified. No executive officer of Sonic was selected pursuant to any arrangement or understanding with any person other than Sonic. For further information with respect to Messrs. Bruton Smith, Price, B. Scott Smith, Wright, Rachor and Iuppenlatz as executive officers of Sonic, see "Election of Directors."

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

 1999 Officer Compensation Program

   The executive officer compensation for Sonic for 1999 was based on compen-sation established in each individual's respective employment agreement with Sonic as discussed herein. Additionally, certain executive officers in 1999 were granted stock options issued under Sonic's Stock Option Plan. Executive officers (including the Chief Executive Officer) were also eligible in 1999 to participate in various benefit plans similar to those provided to other em-ployees of Sonic. Such benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

   The employment agreements for the executive officers (including that of the Chief Executive Officer) were established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive prin-cipally in relation to other automotive retailing companies (such as those in-cluded in the Peer Group Index in the performance graph elsewhere herein), al-though the Compensation Committee also considered the base salaries of certain companies not included in the Peer Group Index because the Compensation Com-mittee considered those other companies to be in relatively comparable indus-tries.

   Awards of stock options under the Stock Option Plan are based on a number of factors in the discretion of the Compensation Committee, including various subjective factors primarily relating to the responsibilities of the individ-ual officers for and contribution to Sonic's operating results (in relation to Sonic's other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive's compensa-tion with returns to Sonic's stockholders. For detail concerning the grant of options to the executive officers named in the Summary Compensation Table be-low, see "--Option Grants in 1999" and "--Fiscal Year-End Option Values."

   As noted above, Sonic's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Code imposes a limita-tion on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers. It is intended that compensation attributable to the exercise of stock options granted under the Stock Option Plan generally should qualify as deductible performance-based compensation. The Compensation Committee currently believes that, generally, Sonic should be able to continue to manage its executive compensation program to preserve fed-eral income tax deductions. However, the Compensation Committee also must ap-proach executive compensation in a manner which will attract, motivate and re-tain key personnel whose performance increases the value of Sonic. According-ly, the Compensation Committee may from time to time exercise its discretion to award compensation that may be non-deductible under Section 162(m) when in its judgment such award would be in the interests of Sonic.

 Chief Executive Officer Compensation

   The Compensation Committee annually reviews and approves the compensation of Mr. Smith, Sonic's Chief Executive Officer. Mr. Smith's salary has been es-tablished through an employment agreement, as discussed herein. The Board of Directors believes that Mr. Smith is paid a reasonable salary.

O. Bruton Smith, Chairman
William P. Benton
William I. Belk

Compensation of Officers

   The following table sets forth compensation paid by or on behalf of Sonic to the Chief Executive Officer of Sonic and to its other named executive offi-cers for services rendered during Sonic's fiscal years ended December 31, 1997, 1998 and 1999:

                          Summary Compensation Table

                                                                    Long-Term
                                    Annual Compensation        Compensation Awards
                              -------------------------------- -------------------
                                                                    Number of
                                                                     Shares
Name and Principal             Salary            Other Annual      Underlying         All Other
Position(s)              Year    (1)   Bonus (2) Compensation        Options       Compensation (3)
------------------       ---- -------- --------- ------------- ------------------- ----------------
O. Bruton Smith          1999 $529,933  $400,000      $--(3)         250,000                 --
 Chairman, Chief
  Executive              1998  385,772   350,000       --(3)         200,000                 --
 Officer and Director    1997  326,704   --            --(3)              --                 --


B. Scott Smith           1999 $413,275  $250,000      $--(3)         130,000                 --
 President, Chief
  Operating              1998  325,560   250,000       --(3)         100,000                 --
 Officer and Director    1997  273,767    18,331       --(3)         199,750                 --

Theodore M. Wright       1999 $305,076  $200,000      $--(3)         130,355                 --
 Chief Financial
  Officer,               1998  211,551   150,000       --(3)         100,620                 --
 Vice President-Finance, 1997    (4)       (4)         --(3)          76,376                 --
 Treasurer and Director

Jeffrey C. Rachor        1999 $240,000  $526,386      $--(3)         100,000                 --
 Executive Vice
  President of           1998  172,500   449,366       --(3)          20,000                 --
 Retail Operations and
  Director               1997    (4)       (4)         --(3)          82,250                 --

Dennis D. Higginbotham   1999 $316,667  $--(4)        $--(3)              --           $400,000(6)
 Formerly President of
  Retail                 1998  116,667 --              --(3)         150,000                 --
 Operations and Director
  (5)                    1997    (7)       (7)           (7)           (7)               (7)

-------

(1) Does not include the dollar value of perquisites and other personal bene-fits.

(2) The amounts shown are cash bonuses earned and paid in the specified year.

(3) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(4) The amount of salary and bonus earned by the named executive officer in 1997 did not exceed $100,000.

(5) Mr. Higginbotham resigned as President of Retail Operations and as a Di-rector of Sonic in September 1999.

(6) Mr. Higginbotham received this compensation as a severance payment.

(7) The named executive officer was not employed by Sonic during the year in-dicated.

Employment Agreements

   Sonic has employment agreements with Messrs. Bruton Smith, Scott Smith, Wright and Rachor (the "Employment Agreements"), which provide for an annual base salary and certain other benefits. Pursuant to the Employment Agreements, the 2000 base salaries of Messrs. Bruton Smith, Scott Smith, Wright and Rachor will be $600,000, $450,000, $400,000 and $240,000, respectively. The execu-
tives will also receive such additional increases as may be determined by the Compensation Committee. The Employment Agreements provide for the payment of annual performance-based bonuses equal to a percentage of the executive's base salary, upon achievement by Sonic of certain performance objectives, based on Sonic's pre-tax income, to be established by the Compensation Committee. Under the terms of their respective Employment Agreements, Sonic will employ Messrs. Bruton Smith, Scott Smith and Wright through November 2000 and Mr. Rachor through November 2002. In addition, Mr. Scott Smith received in October 1997, pursuant to his Employment Agreement, ISOs for 40,000 shares and NSOs for 159,750 shares of Class A Common Stock, Mr. Wright received in October 1997, pursuant to his Employment Agreement, ISOs for 40,000 shares and NSOs for 36,376 shares of Class A Common Stock, and Mr. Rachor received in October 1997, pursuant to his Employment Agreement, ISOs for 40,000 shares and NSOs for 42,250 shares of Class A Common Stock. All of such options granted to Messrs. Scott Smith, Wright and Rachor vest in three equal annual installments beginning in October 1998. Mr. Scott Smith's ISOs are exercisable at $6.60 per share and expire in October 2002. The NSOs granted to Mr. Scott Smith in 1997 and both the NSOs and ISOs granted to Messrs. Wright and Rachor in

1997 are exercisable at $6.00 per share and expire in October 2007. Mr. Higginbotham's Employment Agreement terminated in September 1999.

   Each of the Employment Agreements contain similar noncompetition provi-sions. These provisions, during the term of the Employment Agreement (i) pro-hibit the disclosure or use of confidential Sonic information, and (ii) pro-hibit competition with Sonic for Sonic's employees and its customers, inter-ference with Sonic's relationships with its vendors, and employment with any competitor of Sonic in specified territories. The provisions referred to in
(ii) above shall also apply for a period of two years following the expiration or termination of an Employment Agreement. With respect to Messrs. Bruton Smith, Scott Smith and Wright, the geographic restrictions apply in any Stan-dard Metropolitan Statistical Area ("SMSA") or county in which Sonic has a place of business at the time their employment ends. With respect to Mr. Rachor, the geographic restrictions apply to any SMSA in Houston, Texas; Char-lotte, North Carolina; Chattanooga, Tennessee and Nashville, Tennessee.

Option Grants in 1999

   The following table sets forth information regarding all options to acquire shares of Class A Common Stock granted to the named executive officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Percent Of                            Potential Realizable Value
                          Number Of      Total                               At Assumed Annual Rate Of
                         Securities     Options    Exercise                 Stock Price Appreciation For
                         Underlying    Granted to  or Base                          Option Term
                           Option     Employees in  Price      Expiration   ----------------------------
   Name                  Granted (#)  Fiscal Year   ($/Sh)        Date      0% ($)   5% ($)    10% ($)
   ----                  -----------  ------------ --------   ------------- ------ ---------- ----------
O. Bruton Smith.........   200,000(1)    13.8%      $15.44(1)   May 2009      --   $1,942,026 $4,921,476
                            50,000(2)     3.5%      $10.06(2) November 2009   --   $  316,334 $  801,652

B. Scott Smith..........   100,000(1)     6.9%      $15.44(1)   May 2009      --   $  971,013 $2,460,738
                            30,000(2)     2.1%      $10.06(2) November 2009   --   $  189,800 $  480,991

Theodore M. Wright......   100,000(1)     6.9%      $15.44(1)   May 2009      --   $  971,013 $2,460,738
                            30,000(2)     2.1%      $10.06(2) November 2009   --   $  189,800 $  480,991
                               355(3)       --        (3)     December 1999  (3)      (3)        (3)

Jeffrey C. Rachor.......   100,000(1)     6.9%      $15.44(1)   May 2009      --   $  971,013 $2,460,738

-------
(1) These options were granted under the Stock Option Plan. Except for the op-tions granted to Mr. Bruton Smith, all of these options become exercisable in five equal annual installments beginning in May 2000. Mr. Bruton Smith's options for 200,000 shares vested in November 1999. The exercise price per share in each case is the fair market value of the Class A Com-mon Stock as of the date of grant.

(2) These options were granted under the Stock Option Plan and will vest in May 2000. The exercise price per share in each case is the fair market value of the Class A Common Stock as of the date of grant.

(3) These options were granted under the Employee Plan at an exercise price equal to the lesser of 85% of the fair market value per share of Class A Common Stock on the date of grant or 85% of such fair market value on the date of exercise. Mr. Wright exercised such options at September 30, 1999 at an exercise price higher than the $9.75 fair market value of such shares at December 31, 1999. Because the exercise price for such options depended on fluctuating market prices, and because such options have al-ready been exercised, the potential realizable values of such options at the assumed annual rates of stock price appreciation over the option term are not meaningful.

Fiscal Year-End Option Values

   The following table sets forth information concerning outstanding options to purchase Class A Common Stock held by the named executive officers of Sonic as of December 31, 1999:


                                                          Number of
                                                         Securities                 Value of
                                                         Underlying                Unexercised
                             Shares       Value          Unexercised              In-the-Money
                            Acquired     Realized        Options at                Options at
                         on Exercise (#)   ($)           FY-End (#)              FY-End ($) (1)
                         --------------- -------- ------------------------- -------------------------
Name                                              Exercisable Unexercisable Exercisable Unexercisable
----                                              ----------- ------------- ----------- -------------
O. Bruton Smith.........        --           --     400,000       50,000     $112,500     $      0
B. Scott Smith..........        --           --     233,167      196,583      555,626      249,686
Jeffrey C. Rachor.......        --           --      34,087      140,749      102,825      102,810
Theodore M. Wright......       355        $ 770     150,917      155,459      247,193       95,468

-------

(1) Grant date value based on market price at date of grant.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Messrs. Bruton Smith, Benton and Belk serve as the members of the Compensa-tion Committee. Bruton Smith serves as the Chief Executive Officer of Sonic and serves as an officer for a substantial majority of Sonic's subsidiaries.

   Bruton Smith is the only executive officer to have served on the Compensa-tion Committee of another entity during 1999. He served as Chairman, Chief Ex-ecutive Officer, a director and a member of the Compensation Committee of SMI. Mr. Brooks, a director of Sonic, is also an executive officer and a director of SMI. Mr. Benton is also a director and member of the Compensation Committee of SMI.

   Bruton Smith received aggregate salary, bonus and other compensation of $1,039,163 during 1999 from SMI. See "Certain Transactions" for information concerning certain additional transactions in 1999 in which Mr. Smith had an interest.

Director Compensation

   Members of the Board of Directors who are not employees of Sonic are com-pensated for their services under the Formula Stock Option Plan for Indepen-dent Directors (the "Directors Plan") and may also be granted options under the Stock Option Plan. On February 9, 2000, Sonic's Board of Directors also approved the payment of a $2,000 stipend per Board meeting attended for each of the non-employee directors. Sonic will also reimburse all directors for their expenses incurred in connection with their activities as directors of Sonic. Directors who are also employees of Sonic receive no additional compen-sation for serving on the Board of Directors.

   The Directors Plan was adopted by the Board of Directors on March 20, 1998 and approved by Sonic's stockholders at the 1998 annual meeting of stockhold-ers. The Directors Plan authorizes the issuance of options to purchase up to an aggregate of 600,000 shares of Class A Common Stock. Under the Directors Plan, each outside director is awarded on or before March 31st of each year an option to purchase 10,000 shares at an exercise price per share equal to the fair market value per share of the Class A Common Stock at the date of grant. Options granted under the Directors Plan become exercisable six months from the date of grant and generally expire ten years from the date of grant.

Stockholder Performance Graph

   Set forth below is a line graph comparing the cumulative stockholder return on Sonic's Class A Common Stock against the cumulative total return of each of the Standard and Poor's 500 Stock Index and a Peer Group Index for the time period commencing November 11, 1997 and ending December 31, 1999. The compa-nies used in the Peer Group Index consists of AutoNation, Group 1 Automotive, United Auto Group, Car Max and Lithia Motors, which are all publicly traded companies known by Sonic to be involved in the automobile industry. The graph assumes that $100 was invested on November 11, 1997 in each of Sonic's Class A Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index compa-nies and that all dividends were reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]

COMPANY/INDEX/MARKET           11/11/1997   12/31/1997   12/31/1998   12/31/1999

Sonic Automotive, Inc.           100.00       79.79        286.01       161.66
Peer Group Index                 100.00       79.46         52.89        33.32
S&P 500 Index                    100.00      106.43        136.84       165.64

                             CERTAIN TRANSACTIONS

Registration Rights Agreement

   When Sonic acquired Town & Country Ford, Lone Star Ford, Fort Mill Ford, Town & Country Toyota and Frontier Oldsmobile-Cadillac in 1997, Sonic signed a Registration Rights Agreement dated as of June 30, 1997 with SFC, an entity controlled by O. Bruton Smith, B. Scott Smith and William S. Egan (collective-ly, the "Class B Registration Rights Holders"). SFC currently owns 8,881,250 shares of Class B Common Stock; Bruton Smith, 2,071,250 shares; Scott Smith, 956,250 shares; and Egan Group, LLC, an assignee of Mr. Egan (the "Egan Group"), 341,250 shares, all of which are covered by the Registration Rights Agreement. The Egan Group also owns certain shares of Class A Common Stock to which the Registration Rights Agreement applies. If, among other things pro-vided in Sonic's Charter, offers and sales of shares Class B Common Stock are registered with the SEC, then such shares will automatically convert into a like number of shares of Class A Common Stock.

   The Class B Registration Rights Holders have certain limited piggyback reg-istration rights under the Registration Rights Agreement. These rights permit them to have their shares of Sonic's Common Stock included in any Sonic regis-tration statement registering Class A Common Stock, except for registrations on Form S-4, relating to exchange offers and certain other transactions, and Form S-8, relating to employee stock compensation plans. The Registration Rights Agreement expires in November 2007.

The Subordinated Smith Loan

   In December 1997, Mr. Smith was required by Ford Motor Credit Company ("Ford Motor Credit") to lend $5.5 million to Sonic to increase Sonic's capi-talization (the "Subordinated Smith Loan"). Ford Motor Credit required the Subordinated Smith Loan as a condition to increasing Sonic's borrowing limits under its secured lending facility (the "Revolving Facility") at that time be-cause the net offering proceeds from Sonic's November 1997 initial public of-fering were significantly less than expected by Sonic and Ford Motor Credit. The Subordinated Smith Loan bears interest at Bank of America's announced prime rate plus 0.5% and matures on November 30, 2000. Under the terms of cer-tain subordination agreements currently in effect, however, all amounts owed by Sonic to Mr. Smith under the Subordinated Smith Loan are to be paid only after all amounts owed by Sonic under the Revolving Facility, Sonic's floor plan financing facility with Ford Motor Credit and Sonic's senior subordinated notes are fully paid in cash.

The Smith Guarantee and Pledge

   Before Sonic's acquisition of FirstAmerica in December 1999, Mr. Smith guaranteed the obligations of FirstAmerica under FirstAmerica's new acquisi-tion line of credit with Ford Motor Credit. FirstAmerica obtained this new fi-nancing to enable it to complete its then pending acquisitions. The borrowing limit under this credit facility was approximately $138 million prior to FirstAmerica's acquisition by Sonic. Mr. Smith guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of 5 million shares of SMI common stock owned by SFC. Sonic assumed FirstAmerica's obliga-tions to Ford Motor Credit under the Revolving Facility when it acquired FirstAmerica. Mr. Smith's secured guarantee in favor of Ford Motor Credit re-mains in place and now guarantees a portion of Sonic's obligations under the Revolving Facility.

Transactions with MMRT

   In 1998, Sonic entered into an Alliance Agreement with MMRT (an affiliate of the MMR Group (as defined below)). Bruton Smith served as the chairman of MMRT's board of trustees. Under the Alliance Agreement, Sonic agreed to refer real estate acquisition opportunities arising with Sonic's dealership acquisi-tions to MMRT. In exchange, MMRT agreed to refer dealership acquisition oppor-tunities and to provide certain real estate development and maintenance serv-ices to Sonic. MMRT was also to arrange for property inspections and environ-mental reports for prospective dealership properties at Sonic's cost.

   The Alliance Agreement also provided for a form of lease to be used when MMRT leased real estate to Sonic. Under terms substantially similar to those of this form of lease, Sonic leased certain properties from MMR Holdings, LLC and its subsidiaries (the "MMR Group") that until August 1999 were owned by Bruton Smith and SFC. In August 1999, the MMR Group was acquired by CAR MMR L.L.C. ("CAR MMR"), a subsidiary of Capital Automotive REIT, which is unaffil-iated with Sonic. See "-- Certain Dealership Leases" and "-- Payments to Sonic from the Sale of the MMR Group."

   When Mr. Smith and SFC sold the MMR Group to CAR MMR, Sonic terminated the Alliance Agreement with MMRT.

   Prior to the sale to CAR MMR, in January 1999, Sonic sold to the MMR Group the real estate at two of its dealership subsidiaries, Town and Country Toyota and Fort Mill Ford, for an aggregate purchase price of approximately $10.6 million and entered into leases for these properties with the MMR Group for a term of ten years. Sonic realized a gain on the sales of approximately
$3.8 million. These leases were assumed by CAR MMR when it acquired the MMR Group in August 1999.

Certain Dealership Leases

   Several properties leased by Sonic's dealerships were, during a portion of 1999, owned by Sonic's officers or directors or their affiliates. These leases contained terms comparable to, or more favorable to Sonic than, terms that would be obtained from unaffiliated third parties. These properties as well as others were acquired by the MMR Group in 1999.

   Sonic leased 50 properties for 42 of its dealerships from the MMR Group at the time the MMR Group was sold to CAR MMR in August 1999. Sonic's directors had approved these "triple net leases," which required Sonic to pay all costs of operating the properties, as well as all taxes, utilities, insurance, re-pairs, maintenance and other property related expenses. Up until the August 13, 1999 sale of the MMR Group to CAR MMR, Sonic had a 1999 annual aggregate rent obligation of approximately $19.5 million to the MMR Group. Sonic has en-tered into new leases with CAR MMR with terms similar to those under Sonic's former leases with the MMR Group. These leases generally provide Sonic with renewal options for the lease for two additional five year terms after the ex-piration of the initial lease term. Sonic has agreed to renew approximately 75% of its lease rental stream for an additional five year period after the expiration of the initial lease terms.

   As indicated above, Sonic acquired FirstAmerica in December 1999. As a part of that acquisition, Sonic assumed tenant obligations on existing leases cov-ering two dealership properties, one dealership service repair property and real property where FirstAmerica maintained an office and service and repair center. These properties are leased from The Price Trust at the 1999 annual aggregate rate of approximately $3.0 million. Mr. Price, Sonic's Vice Chair-man, and his wife are the sole beneficiaries of The Price Trust.

   Sonic also leases one dealership property from Bay Automotive LLC, in which Mr. Price owns a 50% interest. Annual rent under this lease was approximately $576,000 in 1999.

Payments to Sonic from Sale of the MMR Group

   As a part of the August 13, 1999 sale of the MMR Group to CAR MMR, Bruton Smith and SFC signed agreements with Sonic to induce Sonic to enter into a real estate financing arrangement with CAR MMR and, among other things, amend its leases with the MMR Group to standardize their terms. Mr. Smith and SFC, under these agreements, agreed to pay approximately $2.5 million to Sonic, which amount represented Mr. Smith's and SFC's profits on the sale of the MMR Group less their selling expenses and a 14% annual return on their initial in-vestment in the MMR Group, net of any advances made by Sonic to the MMR Group.

Other Transactions

 . Sonic had amounts receivable from affiliates of $4.2 million at December 31, 1999. Of the $4.2 million balance at December 31, 1999, approximately $2.5 million represented amounts owed by SFC. The remaining balances at December 31, 1999 primarily represented advances made by Sonic to SFC and MMRT. The amounts receivable from affiliates are non-interest bearing and are classified as current based on the expected repayment dates.

 . Town and Country Toyota has an amount payable to SFC and Bruton Smith, which payable totalled approximately $0.7 million as of December 31, 1999. This loan bears interest at 8.75% per annum and is classified as non-cur-rent based on the expected repayment dates.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic's executive officers, directors and persons who own more than 10% of Sonic's Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive offi-cers, directors and more than 10% beneficial owners were complied with, except that (i) Messrs. Rachor and Iuppenlatz inadvertently filed late their Form 3 initial statements of beneficial ownership of securities; and (ii) Mr. Benton inadvertently reported late his June 11, 1999 acquisition of an aggregate to-tal of 1,500 shares of Class A Common Stock that should have been reported on a Form 4 statement of changes of beneficial ownership of securities and in-stead was reported on a Form 5 annual statement of beneficial ownership of se-curities filed in February 2000.

                                 OTHER MATTERS

   In the event that any matters other than those referred to in the accompa-nying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                                                      Appendix A

--------------------------------------------------------------------------------
                 SONIC AUTOMOTIVE, INC.
               Charlotte, North Carolina
                         PROXY
 [This proxy is being solicited on behalf of the Board
        of Directors of Sonic Automotive, Inc.]
 The undersigned hereby appoints Mr. Theodore M. Wright and Mr. Thomas A. Price as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Voting Stock of Sonic Automotive, Inc.
 held of record by the undersigned on April 19, 2000, at the Annual Meeting of Stockholders to be held on June
 5, 2000 or any adjournment thereof.

 1. ELECTION OF DIRECTORS
  Nominees: O. Bruton Smith, Jeffrey C. Rachor and
  William R. Brooks (Mark only one of the following
  boxes.)
  [_] VOTE FOR all nominees    [_] VOTE WITHHELD as to
   listed above, except vote    all nominees
   withheld as to the
   following nominee (if
   any):

 2. APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SONIC
 AUTOMOTIVE, INC. 1997 STOCK OPTION PLAN
             [_] FOR[_] AGAINST[_] ABSTAIN

 3. APPROVAL OF AMENDMENT OF THE SONIC AUTOMOTIVE, INC.
 EMPLOYEE STOCK PURCHASE PLAN
             [_] FOR[_] AGAINST[_] ABSTAIN

 4. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
             [_] FOR[_] AGAINST[_] ABSTAIN

 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
 UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
 THE MEETING.

--------------------------------------------------------------------------------

  PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
                                   FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Class A Common Stock Shares: _____________
                                     Class B Common Stock Shares: _____________
                                     Class A Convertible Preferred Stock:
                                      Series I Preferred Stock Shares: ________
                                      Series II Preferred Stock Shares: _______
                                      Series III Preferred Stock Shares: ______
                                     Dated: _____________________________, 2000
                                     Signature: _______________________________
                                      Printed Name: ___________________________
                                     Signature, if held jointly: ______________
                                      Printed Name: ___________________________

                                     [_] Please mark here if you intend to
                                      attend the Meeting of Stockholders.

                                                                      Appendix B

                             SONIC AUTOMOTIVE, INC.
                             1997 STOCK OPTION PLAN
                             ----------------------

                    Amended and Restated as of June 5, 2000

     1. Purposes of Plan. The purposes of the Plan, which shall be known as the Sonic Automotive, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Sonic Automotive, Inc. (the "Company") and its subsidiaries and other related entities (each of which is referred to herein as a "Subsidiary") by encouraging their ownership of the Class A Common Stock, $.01 par value per share, of the Company (the "Stock") and
(ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

     2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company or subcommittee thereof (the "Committee").
The Committee shall be appointed from time to time by the Board of Directors of the Company (the "Board of Directors") and shall consist of not fewer than two of its members. In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board of Directors.

     For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including those granted options hereunder ("Optionees") and their legal representatives and beneficiaries.

     Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any options as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") or
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

     3. Stock Available for Options. There shall be available for options under the Plan a total of 6,000,000 shares of Stock, subject to any adjustments which may be made pursuant to

Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise, or which have been tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

     4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to directors, consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible persons whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company; provided, however, that the maximum number of shares of Stock with respect to which options may be granted under the Plan to any person during any calendar year shall be 500,000 shares of Stock (subject to adjustment in the same manner as provided in Section 5(f) with respect to shares of Stock subject to options then outstanding). In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or a Subsidiary which constitutes a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

          (a) Option Price. The price at which each share of Stock may be purchased upon exercise of an option granted under the Plan shall be determined by the Committee in its discretion, but shall not be less than the fair market value per share of Stock on the date of grant of the option. In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a "10% Stockholder"), the price at which each share of Stock may be purchased upon exercise of the option shall not be less than 110% of the fair market value per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

           For purposes of this Section 5(a), "fair market value" shall mean the last sale price regular way on the last trading day prior to the date of option grant, or, in case no sales take place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

          (b) Option Period. The period for exercise of an option shall be determined by the Committee in its discretion but in no event shall the exercise period be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period, subject to Section 5(d) below.

          (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with full payment of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize. The purchase price may be paid in
     (i) cash (or a certified or bank cashier's check payable to the order of the Company); (ii) shares of Stock owned by the Optionee, (iii) nonstatutory options granted under the Plan and held by the Optionee (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options); or (iv) any combination of the foregoing methods. Shares of Stock tendered in payment on the exercise of an option shall be valued at their fair market value determined as described in Section 5(a) above, provided that the date of determination shall be the date of exercise. The fair market value of options tendered in payment upon exercise of other options shall be the fair market value of the underlying Stock, determined as aforesaid, less the total exercise price of the options. In addition, at the request of the Optionee, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "cashless exercise" of an option (i.e., the assignment to the Company of the proceeds from a sale of Stock acquired upon exercise of the option or from the proceeds of a loan from a brokerage firm). If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

          (d) Effect of Termination of Employment.

               (i) An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause. A cessation of employment, for purposes of incentive stock options only, shall be deemed to occur on the ninety-first day of a leave of absence unless the Optionee's reemployment rights are guaranteed by law or by contract. "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in,
          (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or one of its Subsidiaries, (ii) a material violation of the Optionee's responsibilities, or the Optionee's gross negligence or willful misconduct, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors. "Disability" shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties. "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no
                           --------
          specific reference to Cause; or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

               (ii) During the three months after the date of the Optionee's Involuntary Termination Without Cause, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

               (iii) During the twelve months after the Optionee's employment with the Company or any Subsidiary ceases as a result of the Optionee's Disability, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

               (iv) In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii), above, but within the three-month or twelve-month period described in subparagraph (ii) or (iii), above, the options granted under the Plan shall be exercisable until the expiration of twelve months following the Optionee's death, but only to the extent the option was exercisable on the date of the cessation of the Optionee's employment. During such extended period, the option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent and distribution. The provisions of this subparagraph (iv) shall apply to any outstanding options which are incentive stock options to the extent permitted by Sections 421 and 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the death of the Optionee, be treated for all purposes of the Plan as nonstatutory stock options and shall be exercisable as such as provided in this subparagraph (iv).

          In no event shall any option be exercisable beyond the applicable exercise period determined pursuant to Section 5(b) of the Plan. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

          (e) Nontransferability of Options. Except as otherwise set forth herein, during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him, and no option shall be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its absolute discretion, may grant nonstatutory stock options that may be transferred without consideration, in whole or in part, by the Optionee to (i) the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee's household (other than a tenant or employee) ("Family Members"); (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Optionee) control the management of assets; or (iv) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferee and the transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Plan, including, but not limited to, those set forth in Section 5(b) and (d), shall continue to apply with respect to the Optionee and the option shall be exercisable by the transferee only to the extent and for the periods specified herein and in any applicable option agreement. The Optionee shall remain subject to withholding taxes upon exercise of any transferred option by the transferee.

          (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding options under this Plan, and the exercise price per share for outstanding options. In addition, the Committee may make such other adjustments as it determines to be equitable.

          (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
     Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option determined pursuant to Sections 5(b) and 5(d).

          (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

          (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

          (j) Reload Options. If upon the exercise of an option granted under the Plan (the "Original Option") the Optionee pays the purchase price for the Original Option pursuant to Section 5(c) in whole or in part in shares of Stock owned by the Optionee for at least six months, the Company shall grant to the Optionee on the date of such exercise an additional option under the Plan (the "Reload Option") to purchase that number of shares of Stock equal to the number of shares of Stock so held for at least six months transferred to the Company in payment of the purchase price in the exercise of the Original Option. The price at which each share of Stock covered by the Reload Option may be purchased shall be the market value per share of Stock (as specified in Section 5(c)) on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted or after the expiration date of the Original Option. Upon the payment of the purchase price for a Reload Option granted hereunder in whole or in part in shares of Stock held for more than six months pursuant to Section 5(c), the Optionee is entitled to receive a further Reload Option in accordance with this Section 5(j). Shares of Stock covered by a Reload Option shall not reduce the number of shares of Stock available under the Plan pursuant to Section 3.

     6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan which constitute "incentive stock options" within the meaning of Section 422 of the Code to eligible employees of the Company and its "subsidiary corporations" within the meaning of Section 424(f) of the Code, provided, however, that the aggregate market value of the Stock (determined as of the date the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other limitation set forth in Section 422(d) of the Code.

     7. Effectiveness of Plan. The Plan became effective when it was adopted and approved by the Board of Directors and the stockholders of the Company on October 9, 1997. The Plan was amended and restated effective as of December 3, 1998 and again amended and restated effective as of June 8, 1999; provided, however, that the amendments to Section 5(e) contained in the June 8, 1999 restatement also shall apply to all outstanding nonstatutory stock options under the Plan as of June 8, 1999. This amendment and restatement of the Plan shall be effective as of June 5, 2000, subject to approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders.

     8. Amendment and Termination. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, or (ii) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated, the Plan shall terminate, and no option shall be granted hereunder after, October 9, 2007. No amendment or termination of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

     9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) remit to the Company, or make arrangements satisfactory to the Company to pay through payroll withholding or otherwise, such amount as may be requested by the Company to meet any federal, state or local tax withholding obligations with respect to such exercise. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

     10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                                                      Appendix C

                             SONIC AUTOMOTIVE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                              AMENDED AND RESTATED

                                     AS OF

                                  JUNE 5, 2000

                             SONIC AUTOMOTIVE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                                     AS OF
                                  JUNE 5, 2000

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I.  PURPOSE; EFFECTIVE DATE; DEFINITIONS; CONSTRUCTION.................     1
     1.1    Purpose of Plan; Effective Date....................................     1
     1.2    Definitions........................................................     1
            (a)  "Account".....................................................     1
            (b)  "Base Pay"....................................................     1
            (c)  "Board of Directors"..........................................     1
            (d)  "Business Day"................................................     1
            (e)  "Cause".......................................................     1
            (f)  "Code"........................................................     2
            (g)  "Committee"...................................................     2
            (h)  "Company".....................................................     2
            (i)  "Company Stock"...............................................     2
            (j)  "Contributions"...............................................     2
            (k)  "Employee"....................................................     2
            (l)  "Employer"....................................................     2
            (m)  "Exercise Date"...............................................     2
            (n)  "Grant Date"..................................................     2
            (o)  "Option"......................................................     2
            (p)  "Participant".................................................     2
            (q)  "Plan"........................................................     2
     1.3    Construction.......................................................     2

ARTICLE II.  ADMINISTRATION....................................................     3
     2.1    Appointment and Procedures of Committee............................     3
     2.2    Authority of Committee.............................................     3

ARTICLE III.  PARTICIPATION....................................................     3
     3.1    Eligibility to Participate.........................................     3
     3.2    Restrictions on Participation......................................     3
     3.3    Leave of Absence...................................................     4

ARTICLE IV.  CONTRIBUTIONS.....................................................     4
     4.1    Payroll Deductions.................................................     4
     4.2    Direct Payment.....................................................     4
     4.3    Leave of Absence...................................................     4
     4.4    Contributions to Accounts..........................................     5
     4.5    Withdrawal of Contributions from Plan..............................     5

     4.6    Termination of Employment..........................................     5

ARTICLE V.  OPTIONS............................................................     5
     5.1    Company Stock Available for Options................................     5
     5.2    Granting of Options................................................     5
     5.3    Option Price.......................................................     6
     5.4    Option Period......................................................     6
     5.5    Exercise of Options................................................     6
            (a)   Automatic Exercise...........................................     6
            (b)   Nontransferability of Options................................     7
            (c)   Effect of Termination of Employment..........................     7
                  (i)   Termination of Employment Related to Cause.............     7
                  (ii)  Termination of Employment Due to Death.................     7
                  (iii) Other Termination of Employment........................     7
            (d)   Leave of Absence.............................................     8
            (e)   Delivery of Stock............................................     8
            (f)   Acceleration of Exercisability of Options Upon Occurrence of
                  Certain Events...............................................     8
            (g)   Registration, Listing and Qualification of Shares of Stock...     8

ARTICLE VI.  MISCELLANEOUS.....................................................     9
     6.1   Adjustments Upon Changes in Capitalization..........................     9
     6.2   Approval of Shareholders............................................     9
     6.3   Amendment, Suspension and Termination...............................     9
     6.4   Intent to Comply With Code Section 423..............................     9
     6.5   Equal Rights and Privileges.........................................     9
     6.6   Use of Funds........................................................    10
     6.7   Withholding.........................................................    10
     6.8   Effect of Plan......................................................    10
     6.9   No Employment Rights................................................    10
     6.10  Governing Law.......................................................    10
     6.11  Other Actions.......................................................    10

                             SONIC AUTOMOTIVE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                                     AS OF
                                  JUNE 5, 2000


     ARTICLE I.  PURPOSE; EFFECTIVE DATE; DEFINITIONS; CONSTRUCTION

     1.1  Purpose of Plan; Effective Date.  The purpose of the Plan, which shall
          -------------------------------
be known as the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Sonic Automotive, Inc. (the "Company") and its participating subsidiaries, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (which hereinafter shall be referred to collectively with the Company as the "Employer"), an opportunity to acquire a proprietary interest in the Company through the purchase of the Class A Common Stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

     The Plan became effective when it was adopted and approved by the Board of Directors and the shareholders of the Company on October 9, 1997. The Plan was subsequently amended and restated as of December 3, 1998 and again amended and restated as of June 8, 1999. The Company hereby amends and restates the Plan as of June 5, 2000 as set forth herein.

     1.2  Definitions.  Throughout this Plan, the following terms shall have the
          -----------
meanings indicated:

          (a) "Account" shall mean a memorandum account maintained to record each Participant's Contributions pending purchase of Company Stock.

          (b) "Base Pay" shall mean the Participant's regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code Section 401(k) or Section 125 Plan.

          (c) "Board of Directors" shall mean the Board of Directors of the Company.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday or holiday.

          (e) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

          (g) "Committee" shall mean the committee of directors of the Company appointed by the Board of Directors in accordance with Section 2.1 to administer this Plan, or in the event that no such committee exists or is appointed, "Committee" shall mean the Board of Directors.

          (h) "Company" shall mean Sonic Automotive, Inc., a corporation organized and existing under the laws of the State of Delaware.

          (i) "Company Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Company.

          (j) "Contributions" shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to Article IV.

          (k) "Employee" shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week for a participating Employer, and (iii) is customarily employed more than five months in any calendar year by a participating Employer. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

          (l) "Employer" shall mean the Company and any of its present or future subsidiaries (within the meaning of Section 424(f) of the Code) which the Committee may designate from time to time as participating Employers under this Plan.

          (m) "Exercise Date" shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

          (n) "Grant Date" shall mean (i) initially, January 1, 1998, and (ii) each January 1 thereafter during the term of the Plan.

          (o) "Option" shall mean an option to purchase shares of Company Stock granted by the Committee to a Participant pursuant to this Plan.

          (p) "Participant" shall mean an Employee participating in this Plan in accordance with Article III.

          (q) "Plan" shall mean this Sonic Automotive, Inc. Employee Stock Purchase Plan, as amended from time to time.

     1.3  Construction.  The masculine gender, where appearing in the Plan,
          ------------
shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                          ARTICLE II.  ADMINISTRATION

     2.1  Appointment and Procedures of Committee.  The Plan shall be
          ---------------------------------------
administered by the Board of Directors or a Committee appointed from time to time by the Board of Directors. The Committee shall consist of not fewer than two members of the Board of Directors. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee).

     2.2  Authority of Committee.  The Committee, subject to the terms of the
          ----------------------
Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder (unless otherwise determined by the Board of Directors); to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

                          ARTICLE III.  PARTICIPATION

     3.1  Eligibility to Participate.  Subject to the restrictions of Section
          --------------------------
3.2 below, any Employee employed on the date of the closing of the Company's initial public offering shall be eligible to participate in this Plan as of the initial Grant Date under the Plan (provided that the Employee is still employed on such Grant Date). Each other Employee shall be eligible to participate in the Plan with respect to a Grant Date if, as of such Grant Date, the Employee has completed a year of service with the Employer (provided that the Employee is still employed on such Grant Date). For purposes of eligibility to participate in this Plan, the following service shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and
(b) service with an affiliate of the Company which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     3.2  Restrictions on Participation.  Notwithstanding the foregoing Section
          -----------------------------
3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any other Employer (as determined in accordance with the rules of Section 424(d) of the Code relating to attribution of stock ownership).

     3.3  Leave of Absence.  For purposes of participation in the Plan, an
          ----------------
Employee on a leave of absence shall be deemed to continue to be an Employee for the first ninety days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee's reemployment is guaranteed by statute or contract). Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan.


                           ARTICLE IV.  CONTRIBUTIONS

     4.1  Payroll Deductions.  By written election, made and filed with the
          ------------------
Committee pursuant to the Committee's rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee in its discretion may develop additional rules and procedures regarding payroll deduction elections.

     A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee in its discretion may prescribe, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee's receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee's rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the next Exercise Date, or as otherwise specifically allowed by the Committee's rules and procedures. Under no circumstances may a Participant's payroll deduction election be made, modified or revoked retroactively.

     4.2  Direct Payment.  In accordance with such rules and procedures as the
          --------------
Committee may prescribe in its discretion and in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee's rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option for the purchase of Company Stock on such Exercise Date.

     4.3  Leave of Absence.  If a Participant is on a leave of absence, such
          ----------------
Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to Section 4.5,
(b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3(c), remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, or making direct cash payments to the Plan pursuant to Section 4.2.

     4.4  Contributions to Accounts.  A memorandum Account shall be established
          -------------------------
by the Committee for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not accrue interest.

     4.5  Withdrawal of Contributions from Plan.  Prior to the end of a calendar
          -------------------------------------
quarter, a Participant may elect to withdraw the Contributions credited to his Account for that quarter by filing written notice thereof with the Committee on such forms and in accordance with such procedures as the Committee may prescribe. The Participant's Contributions shall be distributed to him as soon as administratively practicable after the Committee's receipt of his notice of withdrawal and, if applicable, no further payroll deductions shall be made from his Base Pay.

     4.6  Termination of Employment.  Upon termination of a Participant's
          -------------------------
employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant's right, if any, to exercise any unexpired Option he holds as of his termination of employment shall be determined in accordance with Section 5.5(c).


                              ARTICLE V.  OPTIONS

     5.1  Company Stock Available for Options.  There shall be available for
          -----------------------------------
Options under the Plan an aggregate maximum of 1,800,000 shares of Company Stock, subject to any adjustments which may be made pursuant to Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

     5.2  Granting of Options.  The Plan shall be implemented by annual
          -------------------
offerings of approximately twelve months duration (except as otherwise provided in Section 5.4). As of each Grant Date, all eligible Employees shall be granted an Option to purchase shares of Company Stock. The Board of Directors or the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted as of such Grant Date; provided that, the same number of shares must be available under each Option granted as of such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

     5.3  Option Price.  The purchase price per share of Company Stock which may
          ------------
be acquired pursuant to the exercise of all or any portion of an Option granted under this Plan shall be eighty-five percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

     5.4  Option Period.  Each Option granted to a Participant under the Plan
          -------------
shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant's voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant's termination of employment related to Cause, or the Exercise Date immediately following the Participant's termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven months (or such other applicable period permitted under Section 423(b)(7) of the Code) from the date on which such Option is granted.

     5.5  Exercise of Options.
          -------------------

          (a) Automatic Exercise.  Any Option granted to a Participant shall be
              ------------------
exercised automatically on each Exercise Date during the calendar year of the Option's Grant Date in whole or in part such that the Participant's accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant's Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

          (b) Nontransferability of Options.  During a Participant's lifetime,
              -----------------------------
Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

          (c) Effect of Termination of Employment.
              -----------------------------------

               (i) Termination of Employment Related to Cause.  Upon termination
                   ------------------------------------------
of a Participant's employment related to Cause, the Participant's participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

               (ii) Termination of Employment Due to Death.  In the event of the
                    --------------------------------------
death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant's estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant's death and the Exercise Date next following the date of the Participant's death:

               (A) To withdraw all of the Contributions then credited to the Participant's Account under the Plan, or

               (B) To allow any unexercised Option held by the Participant as of the date of his death to be exercised for the purchase of Company Stock on the Exercise Date next following the date of the Participant's death in accordance with Section 5.5(a), but only to the extent such Option was exercisable on the date of the Participant's death, with any remaining Contributions credited to the Participant's Account being distributed to the Participant's estate as soon as administratively practicable after such Exercise Date.

In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant's Account shall be distributed to the Participant's estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

              (iii) Other Termination of Employment.  Upon termination of a
                    -------------------------------
Participant's employment for any reason unrelated to Cause or death, the Participant may at his election:

               (A) Withdraw from the Plan pursuant to Section 4.5 and request the return of the remaining Contributions then credited to his Account, or

               (B) Continue participation in the Plan, subject to the provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Option he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Option was exercisable on the date of the Participant's termination of employment, with any remaining Contributions credited to the Participant's Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

          (d) Leave of Absence.  A Participant on a leave of absence shall,
              ----------------
subject to the election made by such Participant pursuant to Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a leave of absence returns to eligible regular full-time or part-time employment with the Employer at the earlier of (i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant's employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant's right to reemployment is guaranteed by statute or contract).

          (e) Delivery of Stock.  As soon as administratively practicable after
              -----------------
each Exercise Date, the Company or the Committee will deliver to each Participant, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

          (f) Acceleration of Exercisability of Options Upon Occurrence of
              ------------------------------------------------------------
Certain Events.  In connection with any merger or consolidation in which
--------------
the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

          (g) Registration, Listing and Qualification of Shares of Stock.  Each
              ----------------------------------------------------------
Option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Employer may require that any person exercising an Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.


                           ARTICLE VI.  MISCELLANEOUS

     6.1  Adjustments Upon Changes in Capitalization.  In the event of a
          ------------------------------------------
reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares of Company Stock available for issuance under this Plan, the number and kind of shares of Company Stock covered by outstanding Options under this Plan, and the exercise price per share for outstanding Options. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section 6.1 remain subject to the limitations of Section 423 of the Code (including its $25,000 annual limitations).

     6.2  Approval of Shareholders.  The original adoption of the Plan was
          ------------------------
subject to the approval, within twelve months before or after the adoption of the Plan by the Board of Directors, by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder was exercisable prior to such approval. Such approval was obtained on October 9, 1997.

     6.3  Amendment, Suspension and Termination.  The Board of Directors may at
          -------------------------------------
any time

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

amend, suspend or terminate this Plan; provided, however, that the Board of Directors shall not increase the maximum number of shares of Company Stock for which Options may be granted under the Plan except as provided in Section 6.1 without obtaining approval of the stockholders in the manner described in
Section 6.2. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs. No amendment, suspension or termination of the Plan may, without the consent of the Participants then holding Options to purchase Company Stock, adversely affect the rights of such Participants under such Options.

     6.4  Intent to Comply With Code Section 423.  It is intended that this Plan
          --------------------------------------
qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Section 423 of the Code, the Plan shall be interpreted in a manner which complies with the requirements of Section 423 of the Code and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

     6.5  Equal Rights and Privileges.  All Participants granted Options under
          ---------------------------
this Plan shall have equal rights and privileges within the meaning of Section 423(b)(5) of the Code and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

     6.6  Use of Funds.  All Contributions received and held by the Employer
          ------------
under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

     6.7  Withholding.  An Employee granted Options under this Plan shall be
          -----------
conclusively deemed to have authorized the Company and his Employer to withhold from the salary, commissions or other compensation of such Employee funds in amounts or property (including Company Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options as, when and to the extent, if any, required by law; provided; however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require the Participant (or his estate pursuant to Section 5.5(c)(ii)) to pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying taxes, including taxes that may be owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in Section 423(a) of the Code. If the amount requested is not paid, the Company may refuse to issue the shares of Company Stock attributable to the Option's exercise.

     6.8  Effect of Plan.  This Plan shall be binding upon each Participant and
          --------------
his successors, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     6.9  No Employment Rights.  Nothing in this Plan or in any Option granted
          --------------------
pursuant to the Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to continue in the employ of the Employer, or as a limitation of the

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

right of the Employer to discharge any of its employees, with or without cause.

     6.10  Governing Law.  This Plan and all rights and obligations hereunder
           -------------
shall be construed in accordance with and governed by the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States.

     6.11  Other Actions.  Nothing contained in the Plan shall be construed to
           -------------
limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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